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                                                                     EXHIBIT 8.1

                          WESTERN FOREST PRODUCTS INC.

                        LIST OF SIGNIFICANT SUBSIDIARIES

1.    Western Pulp Limited

2.    WFP Western Lumber Ltd.

3.    WFP Lumber Sales Limited